Exhibit 10.1


                SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT
                             AND WAIVER OF DEFAULTS

     THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND WAIVER OF DEFAULTS, dated as of March 30, 1999, is made by and between P.G. DESIGN ELECTRONICS, INC., a Delaware corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                   RECITALS:

     The borrower and the Lender have entered into a Credit and Security Agreement dated as of December 31, 1998, as amended (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     The Borrower has requested that certain amendments be made to the Credit Agreement, which the lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

     2. Amendment to Section 6.12. Section 6.12 of the Credit Agreement is amended to read as follows:

         (a) from February 1, 1999 through June 29, 1999, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of January 31, 1999 minus One Hundred Fifty Thousand Dollars ($150,000);

         (b) as of June 30, 1999, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of December 31,1 998 plus Five Hundred Thousand Dollars ($500,000);

         (c) from July1, 1999 through December 30, 1999, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of June 30, 1999;

         (d) as of December 31, 1999, a minimum Combined Book Net Worth of not less than both (i) the Combined Net Worth as of December 31, 1998 plus One Million Dollars ($1,000,000) and (ii) the Combined Book Net Worth as of June 30, 1999 plus Five Hundred Thousand Dollars ($500,000);

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         (e) thereafter, a minimum Combined Book Net Worth during each fiscal period from January 1 through December 30 of not less than the Combined Book Net Worth as of the end of the preceding fiscal year;

         (f) as of each June 30 after June 30, 1999, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of the preceding fiscal year end plus One Million Dollars ($1,000,000);

         (g) thereafter, a minimum Combined Book Net Worth during each fiscal period from July 1 through December 30 of not less than the Combined Book Net Worth as of the preceding June 30;

         (h) as of the end of each fiscal year after December 31, 1999, a minimum Combined Book Net Worth of not less than both (i) the Combined Book Net Worth as of the prior fiscal year end plus Two Million Five Hundred Thousand Dollars ($2,500,000), and (ii) the Combined Book Net Worth as of the preceding June 30 plus One Million Five Hundred Thousand Dollars ($1,500,000); and

         (i) as of March 31, 2000, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of December 31, 1999 plus Five Hundred Thousand Dollars ($500,000).

     3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereafter.

     4. Waiver of Defaults. Prior to giving effect to this Amendment, the Borrower is in default of the Credit Agreement on account of its failure to satisfy the minimum Combined Book Net Worth requirements set forth in Section
6.12 (b) (the "Defaults"):

     Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

     5. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of Two Thousand Five Hundred Dollars ($2,500) in consideration of the Lender's execution of this Amendment.

     6. Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 4 hereof, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

         (a) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

         (b) Payment of the fee described in Paragraph 5.


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         (c) Such other matters as the Lender may require.

     7. Representation and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in
     Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     8. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     9. No Other Waiver. Except as set forth in Paragraph 4 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to ve a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     10. Release. The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.


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     11. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying such fees, disbursements, costs and expenses and the fee required under paragraph 6 thereof.

     12. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NORWEST BUSINESS CREDIT, INC.               P. G. DESIGN ELECTRONICS, INC.


By:     Thomas Zak                          By:        Lawrence Adelson
   ---------------------------                 ------------------------------
Its:    Vice President                      Its:        Vice President -
                                                        General Counsel
   ---------------------------                 ------------------------------


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                   ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

     The undersigned, each a guarantor of the indebtedness of P.G. Design Electronics, Inc. (the "Borrower") to Norwest Business Credit, Inc. (the "Lender") pursuant to a separate Guaranty each dated as of December 31, 1998 (each, a "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 11 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of the Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrower's present and future indebtedness to the Lender.



                                   HEARTLAND TECHNOLOGY, INC.


                                   By:  Lawrence Adelson
                                   Its: Vice President - General Counsel


                                   ZECAL CORP.


                                   By:  Lawrence Adelson
                                   Its: Vice President - General Counsel

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